UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2005

SOUTHERN CALIFORNIA GAS COMPANY

(Exact name of registrant as specified in its charter)

California	1-1402	95-1240705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 West Fifth Street

Los Angeles, California 90013

(Address of Principal Executive Offices) (Zip Code)

(213) 244-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 18, 2005, Southern California Gas Company (the “Company”) closed the public offering and sale of $250,000,000 aggregate principal amount of its 5.75% First Mortgage Bonds, Series KK, Due 2035 (the “Bonds”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 98.517% of principal amount. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-110004). The Bonds were issued pursuant to a Supplemental Indenture, dated as of November 18, 2005, which is attached hereto as Exhibit 4.1. The Bonds will mature on November 15, 2035. Interest on the Bonds accrues from November 18, 2005 and is payable on May 15 and November 15 of each year, beginning on May 15, 2006. The Bonds will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the prospectus supplement filed on November 15, 2005. Further information regarding the sale of the Bonds is contained in the underwriting agreement and pricing agreement, which are attached hereto as Exhibits 1.1 and 1.2, respectively.

Item 9.01	Exhibits

(c)	Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated November 15, 2005.

1.2	Pricing Agreement, dated November 15, 2005.

4.1	Supplemental Indenture, dated as of November 18, 2005.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	SOUTHERN CALIFORNIA GAS COMPANY

	By:	/s/ Joan T. Jones
Joan T. Jones
Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated November 15, 2005.

1.2	Pricing Agreement, dated November 15, 2005.

4.1	Supplemental Indenture, dated as of November 18, 2005.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).